UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2018

Conn’s, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (936) 230-5899

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securitization of Receivables

On August 15, 2018, affiliates of Conn’s, Inc. (the “Company”) completed a securitization transaction (the “Securitization Transaction”), which involved the issuance and sale in a private offering of 3.25% $219,200,000 Asset Backed Fixed Rate Notes, Class A, Series 2018-A (the “Class A Notes”), 4.65% $69,550,000 Asset Backed Fixed Rate Notes, Class B, Series 2018-A (the “Class B Notes”) and 6.02% $69,550,000 Asset Backed Fixed Rate Notes, Class C, Series 2018-A (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Purchased Notes”), and the issuance of Asset Backed Notes, Class R, Series 2018-A (the “Class R Notes” and, collectively with the Purchased Notes, the “Series 2018-A Notes”). The Series 2018-A Notes were issued by Conn’s Receivables Funding 2018-A, LLC, a newly formed special purpose entity that is indirectly owned by the Company (the “Issuer”). The Series 2018-A Notes are secured by a portfolio of approximately $421,532,879.93 of customer receivables sold and contributed from the Company’s loan portfolio indirectly to Conn’s Receivables 2018-A Trust (the “Receivables Trust”), a newly formed Delaware statutory trust. Net proceeds from the offering (after deducting the underwriting discount payable to the Initial Purchasers) were $355,701,573.25 and will be used to repay indebtedness under the Company’s asset-based credit facility and for other general corporate purposes.

Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“Kroll”) have rated the Class A Notes, the Class B Notes and the Class C Notes as follows: the Class A Notes, “BBBsf” by Fitch and “BBB-(sf)” by Kroll; the Class B Notes, “BBsf” by Fitch and “BB-(sf)” by Kroll; and the Class C Notes, “B-sf” by Fitch and “B-(sf)” by Kroll. The Class R Notes are currently being retained by an affiliate of the Company but some or all may be sold in the future.

To execute the Securitization Transaction, Conn Credit I, LP, a wholly owned subsidiary of the Company (the “Seller”), sold or conveyed certain customer receivable contracts (the “Contracts”) (loans made to finance customer purchases of merchandise from the Company’s subsidiaries) to Conn Appliances Receivables Funding, LLC, an indirect wholly owned subsidiary of the Company (the “Depositor”), pursuant to a First Receivables Purchase Agreement, dated as of August 15, 2018, by and between the Seller and the Depositor (the “First Purchase Agreement”). The Depositor then contributed the Contracts to the Receivables Trust pursuant to a Second Receivables Purchase Agreement, dated as of August 15, 2018, by and between the Depositor and the Receivables Trust (the “Second Purchase Agreement”). The Receivables Trust issued a certificate to the Depositor representing a 100% interest in the Receivables Trust (the “Receivables Trust Certificate”) and the Receivables Trust Certificate was sold by the Depositor to the Issuer pursuant to a Purchase and Sale Agreement, dated August 15, 2018, by and between the Depositor and the Issuer (the “Purchase and Sale Agreement”). The rights of the Issuer to and under the Receivables Trust Certificate were pledged to Wells Fargo Bank, National Association, as trustee (the “Trustee”), for the benefit of the holders of the Series 2018-A Notes and any other person to whom certain obligations of the Issuer are payable. Conn Appliances, Inc., a direct and wholly owned subsidiary of the Company (“Conn Appliances”), is responsible for servicing the receivables transferred to the Receivables Trust as described in more detail below.

The Series 2018-A Notes were issued by the Issuer pursuant to a Base Indenture, dated August 15, 2018, by and between the Issuer and the Trustee (the “Base Indenture”), and a Series 2018-A Supplement to the Base Indenture, dated as of August 15, 2018, by and between the Issuer and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Series 2018-A Notes mature on January 17, 2023.

The Purchased Notes were sold initially to the Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”) and then reoffered and resold only (i) to “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) in transactions meeting the requirements of Rule 144A or (2) solely with respect to the Class A Notes, outside the United States to non-U.S. Persons in transactions in compliance with Regulation S under the Securities Act.

Payments on the Class R Notes are subordinate to all payments of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes and all payments to Conn Appliances, as servicer (the “Servicer”), all third party service providers and the reserve account. Credit enhancement will be provided by excess cashflow, overcollateralization, a reserve account and in the case of the Class A Notes, subordination of the Class B Notes and the Class C Notes, and, in the case of the Class B Notes, subordination of the Class C Notes.

The Purchased Notes are subject to redemption by 100% of the holders of the Class R Notes, at their option, in accordance with the terms specified in the Indenture, on any business day, as of the last day of the previous monthly period, the balance of outstanding receivables under the Contracts has declined to 15% or less of the balance of outstanding receivables under the Contracts as of June 30, 2018 (the “Optional Redemption”). The Servicer will have the option to purchase (the “Optional Purchase”) the Contracts and certain other assets of the Receivables Trust for an amount equal to the fair market value of such assets from the Issuer on any business day if, as of the last day of the previous monthly period, the balance of outstanding receivables under the Contracts has declined to 10% or less of the balance of outstanding receivables under the Contracts as of June 30, 2018. The price paid for the Optional Purchase will not be less than an amount sufficient to pay accrued and unpaid interest then due on the Series 2018-A Notes and the aggregate unpaid principal, if any, of all of the outstanding Series 2018-A Notes plus other contractual fees and expenses of the Servicer, the Trustee and certain other service providers in connection with the Securitization Transaction and the Issuer.

If certain events of default were to occur under the Indenture, the Trustee may, and at the direction of the required noteholders, shall cause the principal amount of all of the Purchased Notes outstanding to be immediately due and payable at par, together with interest thereon. Events of default under the Indenture include, but are not limited to, events such as failure to make required payments on the Series 2018-A Notes or specified bankruptcy-related events. If an event of default related to specified bankruptcy-related events were to occur under the Indenture, all unpaid principal of and accrued interest, if applicable, on all the Purchased Notes outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

The Servicer is responsible for servicing the receivables transferred to the Receivables Trust pursuant to a Servicing Agreement, dated as of August 15, 2018 (the “Servicing Agreement”) by and among the Issuer, the Receivables Trust, the Servicer and the Trustee. Under the Servicing Agreement, the Servicer will receive a monthly service fee equal to 4.75% (annualized) based on the outstanding balance of Contracts and certain other assets of the Receivables Trust. If Servicer defaults on its obligations under the Servicing Agreement, it may, and under certain circumstances will, be terminated and replaced as servicer.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture, the First Purchase Agreement, the Second Purchase Agreement, the Purchase and Sale Agreement and Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 4.1	Base Indenture, dated as of August 15, 2018, by and between the Issuer and the Trustee

Exhibit 4.2	Series 2018-A Supplement to the Base Indenture, dated as of August 15, 2018, by and between the Issuer and the Trustee

Exhibit 10.1	First Receivables Purchase Agreement, dated August 15, 2018, by and between the Seller and the Depositor

Exhibit 10.2	Second Receivables Purchase Agreement, dated August 15, 2018, by and between the Seller and the Receivables Trust

Exhibit 10.3	Purchase and Sale Agreement, dated August 15, 2018, by and between the Seller and the Receivables Trust

Exhibit 10.4	Servicing Agreement dated as of August 15, 2018, by and among the Issuer, the Receivables Trust, the Servicer and the Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date:	August 17, 2018	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary